Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this "Agreement"), dated as of February ___, 2020, is by and between (i) Lake Niassa Empreendimentos e Participações Ltda., a limited liability company duly organized under the laws of the Federative Republic of Brazil (the "Buyer") and (ii) Chris McLean (the "Seller").

WHEREAS, in connection with the transactions contemplated herein, the Buyer intends to exercise its call option rights under that certain Convertible Note Purchase and Call Option Agreement dated as of September 11, 2018, by and among Via Varejo S.A., a corporation organized under the laws of the Federative Republic of Brazil (the "Parent"), CarrierEQ, Inc., a Delaware corporation d/b/a Airfox (the "Company") and the Stockholders party thereto, as amended by that certain First Amendment to the Convertible Note Purchase and Call Option Agreement dated as of June 10, 2019 (the "Call Option Agreement"), to acquire 80% of the shares of issued and outstanding common stock (collectively, the "Company Stock") of the Company, on a fully diluted basis (the "Call Option Transaction"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Call Option Agreement;

WHEREAS, the Seller and the Buyer desire to enter into this Agreement to provide the terms and conditions upon which the Seller will sell to the Buyer and the Buyer will acquire from the Seller 290,425 shares of common stock of the Company (the "Purchased Interest"); and

WHEREAS, in connection with the transactions described herein, on or about the date hereof, the Buyer has entered into additional stock purchase agreements (each of which provides an identical price per share for Company common stock (the "Per Share Price")), by and between the Buyer and the sellers listed in Schedule I attached hereto (collectively, the "Additional SPAs").

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Purchased Interest; Closing Date.

a. On the terms and subject to the conditions set forth in this Agreement, at the Closing, the Buyer will purchase, and the Seller will sell, the Purchased Interest, free and clear of all liens, for the aggregate amount of $761,109.11 (the "Purchase Price").

b. The closing of the transactions contemplated by this Agreement (the "Closing") will take place substantially simultaneously with the consummation of the Call Option Transaction, subject to the satisfaction or written waiver of all of the Closing Conditions set forth in Section 3, or on such date as the Buyer notifies the Seller in writing (the "Closing Date"). On the Closing Date, the Buyer will deliver to the Seller, by wire transfer of immediately available funds in U.S. Dollars, the Purchase Price, and the Seller will deliver to the Buyer the Purchased Interest.

2. Closing Deliverable. At the Closing, the Seller shall deliver or cause to be delivered to the Buyer instruments of transfer, in customary form reasonably acceptable to the Buyer, to effect the transfer of the Purchased Interests from the Seller to the Buyer.

3. Closing Conditions.

a. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

i. the representations and warranties of the Seller in Section 4 of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date;

ii. consummation of the Call Option Transaction and the transactions contemplated by the Additional SPAs;

iii. the Board of Directors of the Parent shall have approved consummation of the transactions contemplated herein; and

iv. delivery of the Purchased Interest to the Buyer.

b. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions:

i. the representations and warranties of the Buyer in Section 5 of this Agreement shall be true and correct on and as of the Closing Date with the same effect as though made at and as of such date; and

ii. receipt of the Purchase Price in accordance with Section 1(b).

4. Representations and Warranties of the Seller.

In connection with the purchase and sale of the Purchased Interest hereunder, the Seller hereby represents and warrants to the Buyer as follows:

a. he (i) is the sole beneficial owner, and holds of record and has good and valid title to, all of the Purchased Interest free and clear of any liens (other than any restrictions on the transferability of securities arising under federal and state securities laws or the Company's organizational or governing documents); and (ii) does not own, of record or beneficially, any shares of capital stock of the Company other than the Purchased Interest;

b. the execution, delivery and performance by the Seller and the transfer of the Purchased Interest to the Buyer in accordance with the terms hereof are within the Seller's full power and authority;

c. this Agreement has been duly executed and delivered by the Seller, and, upon payment of the Purchase Price pursuant to Section 1(b), the Purchased Interest will have been validly transferred to the Buyer in accordance with the terms hereof;

d. this Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms subject to applicable laws and to the general principles of equity, and the execution, delivery and performance of this Agreement by the Seller will not, with or without the giving of notice or lapse of time, or both (i) violate any applicable laws, except where such violation, conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have a material and adverse effect on the Seller's ability to satisfy its obligations under this Agreement or any other agreement to which the Seller is a party;

e. the Seller has reviewed this Agreement in its entirety, and has had an opportunity to obtain the advice of counsel (other than Skadden Arps Slate Meagher & Flom LLP and Frost Brown Todd LLC, each of whom the Seller acknowledges and agrees represent the Company and not the Seller in his individual capacity) prior to executing this Agreement and fully understands all provisions referenced herein; and

f. the Seller acknowledges that the Buyer will rely upon the accuracy and truth of the representations in this Section 4 and hereby consents to such reliance.

5. Representations and Warranties of the Buyer.

In connection with the purchase and sale of the Purchased Interest hereunder, the Buyer hereby represents and warrants to the Seller as follows:

a. the execution, delivery and performance by the Buyer and its acquisition of the Purchased Interest in accordance with the terms hereof are within the Buyer's full power and authority, and the Buyer has taken or will make reasonable efforts to take all company actions (including obtaining any requisite approvals of the Buyer's members) as necessary for the execution, delivery and performance by the Buyer of this Agreement;

b. this Agreement has been duly executed and delivered by the Buyer;

c. this Agreement constitutes the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with its terms subject to applicable laws and to the general principles of equity, and the execution, delivery and performance of this Agreement by the Buyer will not, with or without the giving of notice or lapse of time, or both (i) violate any applicable laws or (ii) conflict with, or result in a breach or default under, any term or condition of the Buyer's governing documents, except where such violation, conflict, breach or default would not reasonably be expected to, individually or in the aggregate, have a material and adverse effect on the Buyer's ability to satisfy its obligations under this Agreement;

d. the Buyer is: (i) an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) acquiring the Purchased Interest solely for its own account, for investment purposes only, and not with a view to the resale or distribution thereof;

e. the Buyer understands and agrees that (i) neither the Purchased Interest nor the Company Stock have been registered under the Securities Act or any other state securities laws and (ii) both the Purchased Interest and the Company Stock constitute "restricted securities" under U.S. federal and state securities laws; and

f. the Seller acknowledges that the Buyer will rely upon the accuracy and truth of the representations in this Section 5 and hereby consents to such reliance.

6. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by email if confirmation is available or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated on the signature pages attached hereto. Any notice under this Agreement will be deemed to have been given when so delivered or sent.

7. No Transfers.

Except as provided hereunder, the Seller agrees not to, prior to the Closing or the termination of this Agreement, directly or indirectly, transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to, agree to or permit any such transfer of, any or all of the Purchased Interest or any interest therein, or create or permit to exist any liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Purchased Interest that would prevent the Seller from transferring the Purchased Interest in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable law on any such Purchased Interest.

8. Short Form Merger.

The Buyer covenants and agrees that, following the Call Option Transaction and the Closing, the Buyer and its affiliates shall use commercially reasonable efforts to effectuate a short form merger as promptly as practicable after the Call Option Transaction and Closing at the Per Share Price.

9. General Provisions.

a. Termination. This Agreement shall automatically terminate in its entirety if all of the conditions set forth in Section 3 have not been satisfied, on 60 days after the date hereof. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

b. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

c. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Buyer, the Seller

and their respective successors, assigns, heirs and personal representatives (including subsequent holders of the Purchased Interest).

d. Choice of Law; Venue. The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of New York. The parties herby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof. In addition, each of the parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and irrevocably waives any and all right to trial by jury with respect to any action related to or arising out of this Agreement.

e. Specific Performance. The Buyer and the Seller acknowledge and agree that each would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, the parties hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties to this Agreement and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

f. Entire Agreement. This Agreement contains the complete agreement among the parties hereto and supersede any prior understandings, agreements or representations by or among the parties hereto, written or oral, that may have related to the subject matter hereof in any way.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement on the date first written above.

BUYER:

LAKE NIASSA EMPREENDIMENTOS E PARTICIPAÇÕES LTDA.

By: ______________________________
Name:
Title:
Address:
Email:

SELLER:

____
Chris McLean
Address: 10 Brookfield Court, Trophy Club, TX 76262
Email: chrismclean944@gmail.com

Schedule I

Sellers pursuant to the Additional SPAs

Victor Santos

Chris McLean

Tekoa Capital LLC

Winsten Limited

Emanuel Moecklin

Douglas Lopes

Andrew Wang